UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 18, 2007

CoConnect, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-26533	63-1205304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7430 S. Creek Road, Suite 102, Sandy, Utah 84093

 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code (801) 243-7948

___________________________________________

(Former address if changed since the last report)

Item 8.01

Other Events

CoConnect, Inc. and Heritage Communications, Inc., parties to consolidated lawsuits in the State of Utah, Third District Court, Civ. Nos. 05-091-1718 and 05-091-2224, have agreed that all allegations about the parties made in prior filings with the Securities and Exchange Commission and all allegations made in lawsuits between the parties have been completely settled and resolved by all parties, and the lawsuits have been settled with prejudice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2007

CoConnect, Inc.

By: /s/ Richard Ferguson

Richard Ferguson

President

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